UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): August 17, 2015

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 8.01  Other Events

Hanger, Inc. (the “Company”) has previously reported in its Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2015, March 23, 2015 and June 9, 2015 (the “Prior Form 8-Ks”), that the Company will be restating certain previously filed financial statements and other financial data as a result of various accounting issues and related matters.  The Company has also not yet filed financial statements for the third quarter of 2014, the fourth quarter and full year ended December 31, 2014, or the first and second quarters of 2015.  The Company is working to complete its closing processes and file its financial statements for these periods, and to prepare its restated financial statements, as expeditiously as possible.  Although, and as previously disclosed in the Prior Form 8-Ks and as discussed in more detail below, the Company has added significant accounting resources, the Company nevertheless believes that the earliest it will likely commence making its filings with the SEC is December 2015.

In addition to other accounting, financial report preparation and audit-related activities, including the identification and remediation of the Company’s accounting issues as disclosed in the Prior Form 8-Ks, significant time is being expended on (i) the review, documentation and testing of the Company’s change in its inventory estimation methods, process and controls as implemented by the Company in the fourth quarter of 2014, and in particular its work-in-process estimation methods,  and (ii) the Company’s testing and validation of revenues, and (iii) review of the effects that the Company’s implementation of its new patient management and billing system, which it refers to as Janus, had on the Company’s cash collections and accounts receivable balances and allowances for contractual adjustments and doubtful accounts in 2014.  As previously reported, the Janus system was installed in approximately one-third of the Company’s clinics during the first three quarters of 2014, and difficulties were encountered in the implementation of the system.  These difficulties have contributed to slower rates of collections and an increase in unapplied cash balances.  This in turn has led to an increase in accounts receivable balances and the aging of those balances.

In connection with the identification and remediation of its accounting issues, and the preparation of its annual financial statements, the Company is incurring professional third party expenses in excess of the expenses historically incurred in connection with the Company’s annual financial statement preparation and audit activities.  The Company currently estimates these excess professional third party expenses at approximately $16 million in 2014 and approximately $12 million in 2015 in connection with the preparation and audit of its 2014 and 2015 financial statements.  These estimated amounts may increase depending on the nature of the activities and time necessary for the Company and its auditors to comply with their respective financial accounting and auditing requirements.

Additionally, and as previously disclosed, the Company has incurred substantial increases in its operating costs associated with its accounting, revenue cycle management, and inventory functions to complete its accounting work; to implement the change in its inventory estimation methods, process and controls; and to resolve its Janus implementation issues.

Based on the estimated timing discussed above for the commencement of the filing of its restated and past due financial statements and reports, the Company anticipates that it will not be able to timely file its Quarterly Report on Form 10-Q for the third quarter ending September 30, 2015.

The Company previously reported in its Current Report on Form 8-K filed with the SEC on June 22, 2015, that it had entered into an amendment to its Credit Agreement, dated as of June 17, 2013, with its bank lenders, that provided for, among other things, the waiver of any default arising from the late filing of its periodic reports required to be filed with the SEC since and including the third quarter of 2014.  Under the terms of that amendment, such waiver expires today, August 17, 2015.  The Company is in discussions with its bank lenders regarding the expiration of the waiver.

The above statements regarding the expected timing of the Company’s filings constitute forward-looking statements that are based on the Company’s current expectations.  The Company’s final financial statements, including its restated financial statements, will be included in filings that the Company files with the SEC after the Company has completed its work on its restated financial statements and its audit, and after the Audit Committee of the Board of Directors has completed its review of the financial statements and other financial data.  See “Disclosures About Forward-Looking Statements” below.

Disclosures About Forward-Looking Statements

This Form 8-K contains certain “forward-looking statements” relating to the Company.  All statements, other than statements of historical fact included herein, are “forward-looking statements,” including statements regarding the timing of filing of, and the outcome of, and costs relating to, the Company’s work in connection with, completing certain financial statements and other financial data.  These forward-looking statements are often identified by the use of forward-looking terminology such as “intends,” “expects” or similar expressions and involve known and unknown risks and uncertainties.  Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this filing.  The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.  These uncertainties include, but are not limited to, the risk that additional information may arise during the course of the Company’s ongoing accounting review that would require the Company to make additional adjustments or revisions or to restate further its financial statements and other financial data for historical periods, and the time and expense required to complete the financial statements and other financial data and accounting review.  For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2013 and its Form 10-Q for the quarter ended June 30, 2014  as filed with the Securities and Exchange Commission, as well as the risk factor set forth in Item 8.01 of the Company’s Current Report on Form 8-K filed on February 17, 2015. The information contained in this filing is made as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President, General Counsel and Secretary

Dated:  August 17, 2015